                                 Exhibit (11)


                         NAPCO SECURITY SYSTEMS, INC.

                 COMPUTATION OF EARNINGS PER SHARE (unaudited)

                                                              Six Months Ended
                                                                 December 31,
                                                           -------------------------
                                                              1994           1993
                                                           ----------     ----------
                                                           (in thousands, except per
                                                                  share data)

     Average Shares Outstanding                               4,368          4,367
     Add: Common Stock Equivalents                               59             35
                                                             ------         ------
     Weighted Average Shares Outstanding                      4,427          4,402
                                                             ======         ======

     Net Income                                              $  403         $  857
                                                             ======         ======

     Earnings Per Share                                      $ 0.09         $ 0.19
                                                             ======         ======



                                                                Three Months Ended
                                                                   December 31,
                                                           -------------------------
                                                              1994           1993
                                                           ----------     ----------
                                                           (in thousands, except per
                                                                  share data)

     Average Shares Outstanding                               4,368          4,367
     Add: Common Stock Equivalents                               61             35
                                                             ------         ------
     Weighted Average Shares Outstanding                      4,429          4,402
                                                             ======         ======

     Net Income                                              $  197         $  586
                                                             ======         ======

     Earnings Per Share                                      $ 0.04         $ 0.13
                                                             ======         ======




        Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.







                                      E-1